UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

2006 Executive Compensation

On March 14, 2006, the Compensation Committee of the Board of Directors of Borland Software Corporation (the “Company”) approved the 2006 Incentive Compensation Plan for Executive Officers (the “Executive ICP”). The Executive ICP applies to “executive officers” as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and other senior vice presidents of the Company.

For the 2006 fiscal year, participants will be eligible to receive a bonus if revenue from sales of the Company’s Application Lifecycle Management (ALM) products and services is at least ninety-five percent (95%) of the revenue target established by the Compensation Committee. Sixty percent (60%) of a participant’s target bonus will be paid based on the achievement of ALM revenue target. The remaining forty percent (40%) of the target bonus, subject to the Company having achieved the ALM revenue threshold, will be paid based on the achievement of quarterly Non-GAAP earnings per share (EPS) targets established by the Compensation Committee, with ten percent (10%) of this portion of the bonus attributable to the achievement of each quarterly target in the 2006 fiscal year.

The target bonus for each participant for meeting the performance targets is based on a percentage of his or her base salary, with the target bonus for each “executive officer” of the Company is set forth in the table:

Name	Total Target Bonus (as a % of base salary)
President & CEO	100%
SVP, Worldwide Sales	100%
SVP, Chief Financial Officer	50%
SVP, General Counsel	50%

The actual bonus paid to each participant may be greater or less than the target bonus based on the actual ALM revenue recognized. The maximum bonus which may be earned by a participant may equal 150% of his or her target bonus where ALM revenue recognized exceeds the designated ALM revenue target. Participants may earn a bonus equal to 50% of their target bonus for ALM revenue performance that is no more than five percent (5%) below the designated ALM target. No bonus under the Executive ICP will be earned if ALM revenue performance is more than five percent (5%) below the designated ALM threshold. The Compensation Committee reserves the right to modify the targets and criteria upward or downward at any time or to grant bonuses of up to 100% of the total target bonus to participants in the plan if the specific performance targets are not met.

All bonus payments will be made in a single payment after the end of the 2006 fiscal year upon the determination of the Compensation Committee of the achievement of the performance targets.

The description of the 2006 Executive Compensation Plan in this Item 1.01 is qualified in its entirety by reference to the 2006 Executive Compensation Plan attached hereto as Exhibit 10.86.

Tod Nielsen Employment Agreement

On November 1, 2005, the Company and Tod Nielsen entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Nielsen serves as the Company’s President and Chief Executive Officer. In accordance with the Employment Agreement, Mr. Nielsen was issued 250,000 shares of restricted stock. The restricted stock vests in full four years from the date of grant, although 125,000 of the shares vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2006 fiscal year, and 125,000 of the shares vest early upon achievement of corporate performance targets established by the Compensation Committee for the 2007 fiscal year. On March 14, 2006, the Compensation Committee established the corporate performance targets for the restricted stock award for fiscal 2006 similar to the Executive ICP described above. Specifically, if the Company recognizes revenue for the 2006 fiscal year from sales of its ALM products and services in an amount established by the Compensation Committee, then sixty percent (60%) of the restricted stock applicable to fiscal 2006, or 75,000 shares, will vest, and an additional forty percent (40%) of the restricted stock applicable to fiscal 2006, or 50,000 shares, will vest based on the Company achieving quarterly Non-GAAP EPS targets as established by the Compensation Committee. All vesting shall occur at the end of the 2006 fiscal year upon the determination of the Compensation Committee that the performance goals have been achieved.

2003 Supplemental Stock Option Plan (the “2003 Plan”)

On March 14, 2006, the Compensation Committee of the Board of Directors approved an amendment to the Company’s 2003 Plan. The amendment to the 2003 Plan increases the number of shares available for grant by 1,100,000 shares. Borland plans to amend its Registration Statement on Form S-8 for the 2003 Plan in connection with the share reserve increase.

The description of the 2003 Plan in this Item 1.01 is qualified in its entirety by reference to the 2003 Plan attached hereto as Exhibit 10.87.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.86	2006 Incentive Compensation Plan for Executive Officers

10.87	Borland Software Corporation 2003 Supplemental Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Timothy J. Stevens
Timothy J. Stevens
Senior Vice President and General Counsel

Date: March 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.86	2006 Incentive Compensation Plan for Executive Officers

10.87	Borland Software Corporation 2003 Supplemental Stock Option Plan